Exhibit 99.1

Technologies

L3 Technologies, Inc.
600 Third Avenue
New York, NY 10016
212-697-1111 Fax: 212-682-9553

News

Contact: L3 Technologies, Inc.
Corporate Communications	For Immediate Release
212-697-1111

L3 Announces Preliminary Third Quarter 2018 Results

•	Sales increased 10% to $2.5 billion
•	Diluted earnings per share (EPS) from continuing operations of $2.54
•	Adjusted diluted EPS from continuing operations(1) of $2.85
•	Funded orders increased 16% to $3.2 billion, with a book-to-bill ratio of 1.27x
•	Updated consolidated 2018 financial guidance

NEW YORK, October 14, 2018 - L3 Technologies, Inc. (NYSE: LLL) today reported preliminary diluted earnings per share (EPS) from continuing operations of $2.54 and adjusted diluted EPS from continuing operations of $2.85 for the quarter ended September 28, 2018 (2018 third quarter) compared to diluted EPS from continuing operations for the quarter ended September 29, 2017 (2017 third quarter) of $1.79. Adjusted diluted EPS from continuing operations represents diluted EPS from continuing operations excluding: (1) a debt retirement charge of $0.21 per diluted share, and (2) merger, acquisition and divestiture related expenses of $0.10 per diluted share. Net sales of $2,519 million for the 2018 third quarter increased by 10% compared to the 2017 third quarter. The effective income tax rate for the 2018 third quarter declined to 8.0%, compared to 24.0% for the 2017 third quarter due to the reversal of previously accrued amounts related to various U.S. Federal, foreign and state tax matters, and tax benefits from the U.S. Tax Cuts and Jobs Act (U.S.Tax Reform) and stock-based compensation expense.

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(1)  Adjusted diluted EPS from continuing operations is not calculated in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The company believes that the debt retirement charge and merger, acquisition and divestiture related expenses affect the comparability of the results of operations and that disclosing diluted EPS from continuing operations excluding these items is useful to investors as it allows investors to more easily compare 2018 results to 2017 results. However, these non-GAAP financial measures may not be defined or calculated by other companies in the same manner.

L3 Preliminary Consolidated Results

The table below provides select preliminary financial data for L3 and presents the adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (commonly known as ASC 606), effective January 1, 2018 using the modified retrospective transition method. In accordance with the modified retrospective transition method, the 2018 third quarter is presented under ASC 606, while the 2017 third quarter is presented under ASC 605, Revenue Recognition, the accounting standard in effect for periods ending prior to January 1, 2018. The cumulative effect of the change in accounting for periods prior to January 1, 2018 was recognized through retained earnings at the date of adoption.

Preliminary Unaudited Consolidated Results

	Third Quarter Ended
(in millions, except per share data)	Sept. 28, 2018	Sept. 29, 2017	Increase/ (decrease)
Net Sales	$2,519	$2,293	10%
Operating income	$272	$232	17%
Merger, acquisition and divestiture related expenses	9	—	nm
Segment operating income	$281	$232	21%
Operating margin	10.8%	10.1%	70	bpts
Segment operating margin:	11.2%	10.1%	110	bpts
Interest expense	$40	$42	(5)%
Interest and other income, net	$15	$2	nm
Debt retirement charge	$21	—	nm
Effective income tax rate	8.0%	24.0%	nm
Minority interest expense	6	3	nm
Net income from continuing operations attributable to L3	$202	$143	41%
Diluted earnings per share from continuing operations	$2.54	$1.79	42%
Adjusted diluted earnings per share from continuing operations	$2.85	$1.79	59%
Diluted weighted average common shares outstanding	79.4	79.8	(1)%
Net cash provided from operating activities from continuing operations	$163	$265	(38)%
Less: Capital expenditures, net of dispositions	(58)	(53)	9%
Plus: Income tax payments attributable to discontinued operations	69	7	nm
Divestiture related costs	16	—	nm
Free cash flow(a)(b)	$190	$219	(13)%
Funded Orders	$3,187	$2,744	16%
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(a)	Free cash flow is defined as net cash from operating activities from continuing operations less net capital expenditures (capital expenditures less cash proceeds from dispositions of property, plant and equipment), plus income tax payments attributable to discontinued operations and divestiture related costs. The company believes free cash flow is a useful measure for investors because it portrays the company's ability to generate cash from operations for purposes such as repaying debt, returning cash to shareholders and funding acquisitions. The company also uses free cash flow as a performance measure in evaluating management.
(b)	Excludes free cash flow from discontinued operations.
nm = not meaningful

Preliminary Unaudited Segment Results
($ in millions)
	Third Quarter Ended
	Sept. 28, 2018	Sept. 29, 2017	Increase/ (decrease)
Net Sales:
ISR Systems	$1,096	$963	14%
Communications & Networked Systems	$734	$752	(2)%
Electronic Systems	$689	$578	19%

Segment Operating Margin:
ISR Systems	11.0%	7.6%	340	bpts
Communications & Networked Systems	9.4%	10.8%	(140)	bpts
Electronic Systems	13.2%	13.5%	(30)	bpts

Financial Guidance
Based on information known as of the date of this release, the company has updated its consolidated financial guidance for the year ending December 31, 2018, which was previously provided on July 26, 2018, as presented in the tables below. All financial guidance amounts are based on results from continuing operations and are estimates subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language on the next page. The company undertakes no duty to update its financial guidance.

Consolidated 2018 Financial Guidance
(in millions, except per share data)
	Current Guidance	Prior Guidance (July 26, 2018)
Net sales	$10,000 to $10,200	$10,000 to $10,200
Segment operating margin(1)	11.2%	11.2%
Interest expense and other, net(2)	$131	$135
Debt retirement charges	$69	$69
Effective tax rate	16.5%	18.0%
Minority interest expense(3)	$21	$20
Diluted shares	80	80
Diluted EPS from continuing operations	$9.77 to $9.87	$9.46 to $9.66
Adjusted diluted EPS from continuing operations(4)	$10.20 to $10.30	$9.80 to $10.00
Net cash from operating activities from continuing operations	$1,125	$1,170
Capital expenditures, net of dispositions of property, plant and equipment	(230)	(255)
Divestiture related costs	20	—
Free cash flow	$915	$915
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(1)
Segment operating margin excludes: (1) the gain of $44 million ($22 million after income taxes, or $0.28 per diluted share) related to the sale of the company's Crestview & TCS businesses and (ii) merger and acquisition related expenses.

(2)
Interest expense and other is comprised of: (i) interest expense of $165 million and (ii) interest and other income, net, of $34 million (including $9 million of income related to employee benefit plans).

(3)	Minority interest expense represents net income from continuing operations attributable to noncontrolling interests.
(4)
Adjusted diluted EPS from continuing operations represents diluted EPS from continuing operations excluding: (i) the $0.28 gain related to the sale of the company's Crestview & TCS businesses, (iii) $0.06 of merger and acquisition related expenses and (iii) $0.65 of debt retirement charges. Adjusted diluted EPS from continuing operations is not calculated in accordance with U.S. GAAP. The company believes that the gain relating to the Crestview & TCS businesses divestiture, merger and acquisition related expenses and the debt retirement charge affect the comparability of the results of operations and that disclosing diluted EPS from continuing operations excluding these items is useful to investors as it allows investors to more easily compare the 2018 guidance to the 2017 results. However, these non-GAAP financial measures may not be defined or calculated by other companies in the same manner.

The current guidance for 2018 is subject to potential changes to interpretations of U.S. Tax Reform and excludes: (i) any potential goodwill impairment charges for which the information is presently unknown, (ii) potential adverse results related to litigation contingencies, (iii) other items related to potential business divestitures and the impact of potential acquisitions and (iv) merger and acquisition related expenses.

Forward-Looking Statements

Certain of the matters discussed in this press release, including information regarding the company’s 2018 financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than historical facts may be forward-looking statements, such as “may,” “will,” “should,” “likely,” “projects,” “financial guidance,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ and similar expressions are used to identify forward-looking statements.  The company cautions investors that these statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the effect of the announcement of the proposed merger with Harris Corporation on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business, including the U.S. Government and other governments, or on our operating results and business generally; our dependence on the defense industry; backlog processing and program slips resulting from delayed awards and/or funding from the Department of Defense (DoD) and other major customers; the U.S. Government fiscal situation; changes in DoD budget levels and spending priorities; our reliance on contracts with a limited number of customers and the possibility of termination of government contracts by unilateral government action or for failure to perform; the extensive legal and regulatory requirements surrounding many of our contracts; our ability to retain our existing business and related contracts; our ability to successfully compete for and win new business, or, identify, acquire and integrate additional businesses; our ability to maintain and improve our operating margin; the availability of government funding and changes in customer requirements for our products and services; the outcome of litigation matters (see Notes to our annual report on Form 10-K and quarterly reports on Form 10-Q); results of audits by U.S. Government agencies and of ongoing governmental investigations; our significant amount of debt and the restrictions contained in our debt agreements and actions taken by rating agencies that could result in a downgrade of our debt; our ability to continue to recruit, retain and train our employees; actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity based compensation, as well as the market performance of benefit plan assets; our collective bargaining agreements; our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise; the business, economic and political conditions in the markets in which we operate; the risk that our commercial aviation products and services businesses are affected by a downturn in global demand for air travel or a reduction in commercial aircraft OEM (Original Equipment Manufacturer) production rates; the DoD’s Better Buying Power and other efficiency initiatives; events beyond our control such as acts of terrorism; our ability to perform contracts on schedule; our international operations including currency risks and compliance with foreign laws; our extensive use of fixed-price type revenue arrangements; the rapid change of technology and high level of competition in which our businesses participate; risks relating to technology and data security; our introduction of new products into commercial markets or our investments in civil and commercial products or companies; the impact on our business of improper conduct by our employees, agents or business partners; goodwill impairments and the fair values of our assets; and the ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations.

Our forward-looking statements speak only as of the date of this press release or as of the date they were made, and we undertake no obligation to update forward-looking statements.  For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent report on Form 10-K for the year ended December 31, 2017 and any material updates to these factors contained in any of our future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements.